                                                                 EXHIBIT 10.051


                          BIOSHIELD TECHNOLOGIES, INC.

                        DIRECTOR STOCK OPTION AGREEMENT
                                  PURSUANT TO
                       1996 DIRECTORS' STOCK OPTION PLAN


         THIS AGREEMENT, made on the 1st day of April, 1999, by and between BIOSHIELD TECHNOLOGIES, INC. (hereinafter referred to as the "Company") and Michel M. Azran (hereinafter referred to as "Optionee").

         WHEREAS, the Company has adopted a stock option plan known as the 1996 Directors' Stock Option Plan (hereinafter referred to as the "Plan") for the purpose of advancing the interests of the Company and its shareholders by strengthening the ability of the Company to attract and retain members of its Board of Directors with experience and ability, and to furnish an additional incentive to those Directors of the Company upon whose judgment, initiative and efforts the successful conduct and growth of its and their business largely depend, by encouraging Directors to have a material interest in the increase in value of, and to become owners or increase their ownership of, the common stock of the Company ("Common Stock"); and

         WHEREAS, Optionee is now a Director of the Company, and the Company desires to afford Optionee the opportunity to acquire or enlarge Optionee's stock ownership in the Company, so that Optionee may have a direct proprietary interest in the Company's success;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto mutually covenant and agree as follows:

         1. GRANT OF OPTION. Subject to the terms and conditions set forth herein, the Company grants to Optionee a nonqualified stock option (the "Option") to purchase from the Company all or any part of ten thousand (10,000) shares of Common Stock ("Shares").

         2.       TERM OF EXERCISE OF OPTION.

         (a) The term of the Option granted herein shall commence as of the date of this Agreement and end on March 31, 2004 (the "Option Period").

         (b) The option shall be exercisable at any time during the five-year Option Period.

         (c) The Option hereby granted shall be exercised by Optionee delivering to the Treasurer of the Company, from time to time, on any business day, written notice specifying the number of Shares Optionee then desires to purchase and reaffirming that the representations made in Section 8 hereof are true and correct as of the date of exercising the option. A copy of the form of written notice to be used is attached hereto as Exhibit A.

         3.       EXERCISE PRICE.

         (a) Optionee must pay Five and 75/100 Dollars ($5.75) per share (subject to adjustment pursuant to Section 7 hereof) for the Shares acquired pursuant to this Agreement.

         (b) Payment of the option price of the Shares shall be made in cash at the time an Option is exercised, or in any other form permitted by Section 4(e) of the Plan.

         4. RESTRICTION ON SHARES. The Company reserves to itself or its assignee the right of first refusal to purchase the Shares, or any portion thereof, that an Optionee (or a subsequent transferee) proposes to transfer to a third party. The purchase shall be completed within thirty (30) days of the receipt of notice by the Company that an offer has been made by a third party to purchase the Shares. The price to be paid for the Shares shall be the lesser of (i) their fair market value on the date of purchase, which fair market value shall be determined by the Board of Directors of the Company who may use such methods and methodology as it deems appropriate, and (ii) the price per Share offered by the proposed purchaser. Payment shall be made in cash on the date of the purchase unless the Optionee and Company shall agree otherwise. In the event that the Company fails to exercise its option, then the Optionee may sell the Shares to the proposed transferee at a price per Share not less than the price offered by the proposed transferee at any time within 90 days following the receipt by the Company of the original notice. By signing a copy of this Agreement, Optionee agrees to be bound by the terms of this Section 4.

         5.       TERMINATION OF OPTION.

         (a) Except as otherwise provided below, the Option hereby granted shall terminate and be of no force or effect upon the happening of the first of the following events:

                  (i) The expiration of the Option Period;

                  (ii) 60 days following the termination of the Optionee's status as a Director of the Company, whether voluntary or involuntary, including the death of the Optionee.

         (b) The Option evidenced hereby is nontransferable except as provided in subsection (c) below with respect to the death of an Optionee, and shall be exercisable during the lifetime of Optionee only by Optionee.

         (c) If Optionee ceases to be a Director of the Company for any reason including death, any unexpired portion of the option held by Optionee and not exercised may be exercised by a legatee or legatees under Optionee's last will and testament or by his personal representative or representatives (to the extent the option would have been exercisable by Optionee) at any time within sixty days after the date of Optionee's last date as a member of the Board of Directors.

         6. RIGHTS AS A SHAREHOLDER. Optionee shall have no rights as a shareholder of the Company with respect to any Shares covered by this Option until the issuance of a stock certificate to him for such Shares.

         7.       CHANGE IN CAPITALIZATION.

         (a) As provided in Sections 9 and 10 of the Plan, and upon the occurrence of any of the conditions listed therein, the Committee in its sole discretion shall make any adjustments as may be appropriate in the number and kind of Shares as to which this Option shall be exercisable and in the option rights granted. These adjustments shall be made without change in the total price applicable to the Option and with a corresponding adjustment in the option price per Share. Any adjustment may provide for the elimination of fractional shares.

         8. COVENANTS AND REPRESENTATIONS OF OPTIONEE. Optionee represents, warrants, covenants and agrees with the Company as follows:

         (a) The Option is being received for Optionee's own account without the participation of any other person, with the intent of holding the Option and the Shares issuable pursuant thereto for investment and without the intent of participating, directly or indirectly, in a distribution of the Shares and not with a view to, or for resale in connection with, any distribution of the Shares or any portion thereof;

         (b) Optionee is not acquiring the Option based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Shares subject to this Option, but rather upon an independent examination and judgment as to the prospects of the Company;

         (c) Optionee has received a copy of the Plan and has had complete access to and the opportunity to review and make copies of all material documents related to the business of the Company; Optionee has examined all of these documents as he wished, is familiar with the business and affairs of the Company, and realizes that the receipt of the Shares is a speculative investment and that any possible profit therefrom is uncertain;

         (d) Optionee has had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all information available with respect to the Plan, the Company and its affairs, and has received all information and data with respect to the Plan and the Company that he has requested and which he has deemed relevant in connection with his receipt of the Option and the Shares subject thereto;

         (e) Optionee is able to bear the economic risk of the investment, including the risk of a complete loss of his investment, and Optionee acknowledges that he must continue to bear the economic risk of the investment in the Shares received upon Option exercise for an indefinite period;

         (f) Optionee understands and agrees that the Shares subject to the Option may be issued and sold to Optionee without registration under any state or federal law relating to the registration of securities for sale, and in that event will be issued and sold in reliance on exemptions from registration under appropriate state and federal laws;

         (g) The Shares issued to Optionee upon exercise of the option will not be offered for sale, sold or transferred by Optionee other than pursuant to:

                  (i) an effective registration under applicable state securities laws or in a transaction which is otherwise in compliance with those laws;

                  (ii) an effective registration under the Securities Act of 1933 (the "1933 Act") or a transaction otherwise in compliance with the 1933 Act; and

                  (iii) evidence satisfactory to the Company of compliance with the applicable securities laws. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the foregoing laws;

         (h) The Company will be under no obligation to register the Shares issuable pursuant to the Option or to comply with any exemption available for sale of the Shares by the Optionee without registration, and the Company is under no obligation to act in any manner so as to make Rule 144 promulgated under the 1933 Act available with respect to sale of the Shares by the Optionee;

         (i) A legend indicating that the Shares issued pursuant to the Option has not been registered under the applicable securities laws and referring to any applicable restrictions on transferability and sale of the Shares may be placed on the certificate or certificates delivered to Optionee, and any transfer agent of the Company may be instructed to require compliance therewith;

         (j)      Optionee will notify the Company in writing at least sixty
(60) days prior to any sale of Shares;

         (k) The agreements, representations, warranties, and covenants made by Optionee herein with respect to the Option shall also extend to and apply to all of the Shares of the Company issued to Optionee from time to time pursuant to this Option. Acceptance by Optionee of the certificate(s) representing Shares shall constitute a confirmation by Optionee that all such agreements, representations, warranties and covenants made herein shall be true and correct at that time.

         9. COMPLIANCE WITH SECURITIES LAWS. Anything in this agreement to the contrary notwithstanding, if, at any time specified herein for the issuance of Shares to Optionee, any federal or state securities law, any regulation or requirement of the Securities and Exchange Commission or any other governmental authority having jurisdiction shall require either the Company or Optionee to take any action in connection with the Shares then to be issued, the issuance of the Shares shall be deferred until that action shall have been taken; however, the Company shall be under no obligation to take action, and the Company shall have no liability whatsoever as a result of the nonissuance of the Shares, except to refund to Optionee any consideration tendered in respect of the exercise price.

         10. RESOLUTION OF DISPUTES. Any dispute or disagreement which shall arise under, as a result of, or pursuant to, this agreement shall be determined by the President of the Company, in his absolute and sole discretion, and any such determination or any other determination by the President under or pursuant to this Agreement and any interpretation by the President of the terms of this Agreement shall be final, binding and conclusive on all persons affected thereby; provided, however, the Committee, as defined in the Plan, shall have the right, in its absolute and sole discretion, to overrule or modify any determination or interpretation made by the President, in which event any determination or interpretation by the Committee shall be final, binding and conclusive on all persons affected thereby.

         11. NOTICE. Any notice which either party hereby may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: to the President of the Company, or to the Company (attention of the President), at 3340 Peachtree Road, N.E., Suite 1800, Atlanta, Georgia 30326, or at any other address as the Company, by notice to Optionee, may designate in writing from time to time; to Optionee, at Optionee's address as shown on the records of the Company, or at any other address as Optionee, by notice to the Company, may designate in writing from time to time.

         12. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the parties.

         13. SEVERABILITY. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

         14. ENTIRE AGREEMENT. Subject to the terms and conditions of the Plan, which is incorporated herein by reference, this Agreement expresses the entire understanding and agreement of the parties hereto. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed and sealed this Directors' Stock Option Agreement on the date and year set forth above.

                                       BIOSHIELD TECHNOLOGIES, INC.



Attest:                                By:
       ----------------------------       -----------------------------

Title:                                 Title:
      -----------------------------          --------------------------

         [CORPORATE SEAL]

                                        OPTIONEE:



                                        ---------------------------------------
                                        Michel M. Azran

                                   EXHIBIT A
                                   ---------




Bioshield Technologies, Inc.
5655 Peachtree Parkway
Norcross, Georgia  30092

Attention:  Treasurer

         RE: Exercise of Directors' Option under the Bioshield Technologies, Inc. Directors' Stock Option Agreement dated April 1, 1999 (the "Agreement")

Dear Treasurer:

         I desire to purchase _______ shares of Bioshield Technologies, Inc. and hereby tender payment in full for such Shares in accordance with the terms of the Agreement.

         I hereby reaffirm that the representations made in Section 8 of the Agreement are true and correct as of the date of exercising this option.

                                       Very truly yours,



                                       ----------------------------------------

                                       Name  of  Optionee:
                                                          ---------------------